Exhibit 10.11
ASI Land Holdings, Inc.
4215 Fashion Square Blvd., Suite 3
Saginaw, MI 48603-1273
June 16, 2010
Jerry Polis
Davric Corporation
980 American Pacific Dr., Suite 111
Henderson, NV 89014
Dear Jerry:
Prior to the closing of the Plan of Agreement and Recapitalization of ASI Technology Corporation (ASIT), it was agreed that ASIT would sell its water rights to Davric Corporation for a total of Three Hundred Thousand Dollars ($300,000).
We are requesting that a payment arrangement be made wherein Davric Corporation will pay ASIT $100,000 per month for three months under an installment sale arrangement. The payment due dates will be as follows:

Due immediately	$100,000
July 15, 2010	$100,000
August 15, 2010	$100,000
A bill of sale will be completed upon final payment.
If this installment sale arrangement is acceptable to you, please sign below and return a signed copy to our office.

Best Regards,	Acknowledgement:

ASI Technology Corporation	Davric Corporation

/s/ Joel C. Robertson Joel C. Robertson, President	/s/ Jerry E. Polis Jerry E. Polis, President